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Exhibit 10.4

EXECUTION COPY

EMPLOYEE MATTERS AGREEMENT

by and between

IAC/INTERACTIVECORP

and

EXPEDIA, INC.

Dated as of August 9, 2005

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS
1.1	Affiliate
1.2	Agreement
1.3	Ancillary Agreements
1.4	Approved Leave of Absence
1.5	ASO Contract
1.6	Auditing Party
1.7	Award
1.8	Benefit Plan
1.9	Close of the Effective Date
1.10	COBRA
1.11	Code
1.12	Committee
1.13	Covered Employees
1.14	Current Term
1.15	Effective Date
1.16	Effective Time
1.17	Effective Time Year
1.18	ERISA
1.19	Expedia
1.20	Expedia Common Stock
1.21	Expedia Employee
1.22	Expedia Entities
1.23	Expedia Executive Benefit Plans
1.24	Expedia Flexible Benefit Plan
1.25	Expedia Long-Term Incentive Plan
1.26	Expedia Ratio
1.27	Expedia Retirement Savings Plan
1.28	Expedia Retirement Savings Plan Trust
1.29	Expedia Stock Value
1.30	Former Expedia Employee
1.31	Former IAC Employee
1.32	Group Insurance Policies
1.33	Health and Welfare Plans
1.34	HIPAA
1.35	HMO
1.36	HMO Agreements
1.37	IAC
1.38	IAC Common Stock
1.39	IAC Compensation/Benefits Committee
1.40	IAC Employee
1.41	IAC Entities

i

1.42	IAC Executive Benefit Plans
1.43	IAC Executive Deferred Compensation Plan
1.44	IAC Flexible Benefit Plans
1.45	IAC Incentive Plans
1.46	IAC Long-Term Incentive Plans
1.47	IAC Post-Separation Stock Value
1.48	IAC Ratio
1.49	IAC Retirement Savings Plan
1.50	IAC Severance Pay Program
1.51	IAC Stock Value
1.52	Immediately after the Effective Date
1.53	Liabilities
1.54	Medical Plan
1.55	NASDAQ
1.56	Non-parties
1.57	Option
1.58	Participating Company
1.59	Person
1.60	Restricted Stock
1.61	Restricted Stock Unit
1.62	Reverse Stock Split
1.63	Separated Businesses
1.64	Separation
1.65	Separation Agreement
1.66	Subsidiaries
1.67	Tax Sharing Agreement
1.68	Transferred Account Balances
1.69	U.S.
1.70	VEBA

ARTICLE II	GENERAL PRINCIPLES
2.1	Employment of Expedia Employees
2.2	Assumption and Retention of Liabilities; Related Assets
2.3	Expedia Participation in IAC Benefit Plans
2.4	Terms of Participation by Expedia Employees in Expedia Benefit Plans
2.5	Commercially Reasonable Efforts
2.6	Regulatory Compliance
2.7	Approval by IAC as Sole Stockholder

ARTICLE III	SAVINGS PLANS
3.1	Savings Plan
3.2	Stock Considerations

ARTICLE IV	HEALTH AND WELFARE PLANS
4.1	General
(a) Establishment of Expedia Health and Welfare Plans
(b) Retention of Sponsorship and Liabilities

4.2	Vendor Contracts
(a) Third-Party ASO Contracts, Group Insurance Policies and HMOs
(b) Effect of Change in Rates
4.3	Flexible Benefit Plan
4.4	Workers’ Compensation Liabilities
4.5	Payroll Taxes and Reporting of Compensation
4.6	COBRA and HIPAA Compliance
4.7	VEBA

ARTICLE V	EXECUTIVE BENEFITS AND OTHER BENEFITS
5.1	Assumption of Obligations
5.2	IAC Incentive Plans
(a) Expedia Bonus Awards
(b) IAC Bonus Awards
5.3	IAC Long-Term Incentive Plans
(a) Vested Old IAC Options
(b) Unvested Old IAC Options Held by IAC Employees and Former IAC Employees other than Barry Diller
(c) Unvested Old IAC Options Held by Expedia Employees and Former Expedia Employees other than Barry Diller
(d) Unvested Old IAC Options Held by Mr. Diller
(e) IAC Restricted Stock Units Held by IAC Employees and Former IAC Employees
(f) IAC Restricted Stock Units Held by Expedia Employees and Former Expedia Employees
(g) IAC Restricted Stock
(h) Foreign Grants/Awards
(i) Miscellaneous Option and Other Award Terms
(j) Waiting Period for Exercisability of Options and Grant of Options and Awards
(k) Restrictive Covenants
5.4	Registration Requirements
5.5	IAC Executive Deferred Compensation Plans
5.6	Severance

ARTICLE VI	GENERAL AND ADMINISTRATIVE
6.1	Sharing of Participant Information
6.2	Reasonable Efforts/Cooperation
6.3	No Third-Party Beneficiaries
6.4	Audit Rights With Respect to Information Provided
6.5	Fiduciary Matters
6.6	Consent of Third Parties

ARTICLE VII	MISCELLANEOUS
7.1	Effect If Effective Time Does Not Occur
7.2	Relationship of Parties
7.3	Affiliates

7.4	Notices
7.5	Incorporation of Separation Agreement Provisions

EMPLOYEE MATTERS AGREEMENT

This Employee Matters Agreement (this “Agreement”), dated as of August 9, 2005, with effect as of the Effective Time, is entered into by and between IAC/InterActiveCorp, a Delaware corporation (“IAC”), and Expedia, Inc., a Delaware corporation (“Expedia”).

RECITALS:

WHEREAS, IAC and Expedia have entered into a Separation Agreement pursuant to which the Parties (as defined below) have set out the terms on which, and the conditions subject to which, they wish to implement the Separation (as defined in the Separation Agreement) (such agreement, as amended, restated or modified from time to time, the “Separation Agreement”).

WHEREAS, in connection therewith, IAC and Expedia have agreed to enter into this Agreement to allocate between them assets, liabilities and responsibilities with respect to certain employee compensation, pension and benefit plans, programs and arrangements and certain employment matters.

NOW THEREFORE, in consideration of the mutual agreements, covenants and other provisions set forth in this Agreement, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Unless otherwise defined in this Agreement, capitalized words and expressions and variations thereof used in this Agreement or in its Appendices have the meanings set forth below.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Separation Agreement.

1.1                                 “Affiliate” has the meaning given that term in the Separation Agreement.

1.2                                 “Agreement” means this Employee Matters Agreement, including all the Schedules hereto.

1.3                                 “Ancillary Agreements” has the meaning given that term in the Separation Agreement.

1.4                                 “Approved Leave of Absence” means an absence from active service (i) due to an individual’s inability to perform his or her regular job duties by reason of illness or injury and resulting in eligibility to receive benefits pursuant to the terms of the IAC Short-Term Disability Plan or the IAC Long-Term Disability Plan, or (ii) pursuant to an approved leave policy with a guaranteed right of reinstatement.

1.5                                 “ASO Contract” has the meaning set forth in Section 4.2(a).

1.6                                 “Auditing Party” has the meaning set forth in Section 6.4(a).

1.7                                 “Award” when immediately preceded by “IAC,” means IAC Restricted Stock and IAC Restricted Stock Units and, when immediately preceded by “Expedia,” means Expedia Restricted Stock and Restricted Stock Units.

1.8                                 “Benefit Plan” means, with respect to an entity or any of its Subsidiaries, (a) each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) and all other employee benefits arrangements, policies or payroll practices (including, without limitation, severance pay, sick leave, vacation pay, salary continuation, disability, retirement, deferred compensation, bonus, stock option or other equity-based compensation, hospitalization, medical insurance or life insurance) sponsored or maintained by such entity or by any of its Subsidiaries (or to which such entity or any of its Subsidiaries contributes or is required to contribute) and (b) all “employee pension benefit plans” (as defined in Section 3(2) of ERISA), occupational pension plan or arrangement or other pension arrangements sponsored, maintained or contributed to by such entity or any of its Subsidiaries (or to which such entity or any of its Subsidiaries contributes or is required to contribute).  When immediately preceded by “IAC,” Benefit Plan means any Benefit Plan sponsored, maintained or contributed to by IAC or an IAC Entity.  When immediately preceded by “Expedia,” Benefit Plan means any Benefit Plan sponsored, maintained or contributed to by Expedia or any Expedia Entity.

1.9                                 “Close of the Effective Date” means 11:59:59 P.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect), on the Effective Date.

1.10                           “COBRA” means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code § 4980B and ERISA §§ 601 through 608.

1.11                           “Code” means the Internal Revenue Code of 1986, as amended, or any successor federal income tax law.  Reference to a specific Code provision also includes any proposed, temporary or final regulation in force under that provision.

1.12                           “Committee” has the meaning set forth in Section 5.3(a).

1.13                           “Covered Employees” has the meaning set forth in Section 4.3.

1.14                           “Current Term” has the meaning set forth in Section 4.4(b).

1.15                           “Effective Date” has the meaning given that term in the Separation Agreement.

1.16                           “Effective Time” has the meaning given that term in the Separation Agreement.

1.17                           “Effective Time Year” means the calendar year during which the Effective Time occurs.

1.18                           “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.  Reference to a specific provision of ERISA also includes any proposed, temporary or final regulation in force under that provision.

1.19                           “Expedia” has the meaning set forth in the preamble to this Agreement.

1.20                           “Expedia Common Stock” has the meaning given that term in the Separation Agreement.

1.21                           “Expedia Employee” means any individual who, immediately prior to the Effective Time, is either actively employed by, or then on Approved Leave of Absence from, an Expedia Entity.

1.22                           “Expedia Entities” means the Expedia Group as defined in the Separation Agreement and any business or operations (whether current or historical regardless of whether discontinued or sold) included in the Separated Businesses.

1.23                           “Expedia Executive Benefit Plans” means the executive benefit and nonqualified plans, programs, and arrangements established, sponsored, maintained, or agreed upon, by any Expedia Entity for the benefit of employees and former employees of any Expedia Entity before the Close of the Effective Date.

1.24                           “Expedia Flexible Benefit Plan” means the flexible benefit plan to be established by Expedia pursuant to Section 4.3 of this Agreement as in effect as of the time relevant to the applicable provision of this Agreement.

1.25                           “Expedia Long-Term Incentive Plan” means the long-term incentive plan or program to be established by Expedia, effective immediately prior to the Effective Date, in connection with the treatment of Awards as described in Article V.

1.26                           “Expedia Ratio” means 1.12444, the quotient obtained by dividing the IAC Stock Value by the Expedia Stock Value.

1.27                           “Expedia Retirement Savings Plan” means the 401(k) and profit sharing plan to be established by Expedia pursuant to Section 3.1 of this Agreement, as in effect as of the time relevant to the applicable provision of this agreement.

1.28                           “Expedia Retirement Savings Plan Trust” means a trust relating to the Expedia Retirement Savings Plan intended to qualify under Section 401(a) and be exempt under Section 501(a) of the Code.

1.29                           “Expedia Stock Value” means $22.50, the closing per-share price of Expedia Common Stock trading in the “when issued market” on August 8, 2005, as listed on the NASDAQ as of 4:00 P.M., Eastern Daylight Time.

1.30                           “Former Expedia Employee” means any individual who as of the Effective Time is a former employee of the Expedia Group or the IAC Group, and whose last employment with the Expedia Group or IAC Group, was with an Expedia Entity.

1.31                           “Former IAC Employee” means any individual who as of the Effective Time is a former employee of the IAC Group or the Expedia Group, and whose last employment with the IAC Group or Expedia Group, was with an IAC Entity.

1.32                           “Group Insurance Policies” has the meaning set forth in Section 4.2(a).

1.33                           “Health and Welfare Plans” means any plan, fund or program which was established or is maintained for the purpose of providing for its participants or their beneficiaries, through the purchase of insurance or otherwise, medical, dental, surgical or hospital care or benefits, or benefits in the event of sickness, accident, disability, death or unemployment, or vacation benefits, apprenticeship or other training programs or day care centers, scholarship funds, or prepaid legal services, including any such plan, fund or program as defined in Section 3(1) of ERISA.  When immediately preceded by “IAC,” Health and Welfare Plans means each Health and Welfare Plan that is an IAC Benefit Plan.  When immediately preceded by “Expedia,” Health and Welfare Plans means each Health and Welfare Plan that is an Expedia Benefit Plan.

1.34                           “HIPAA” means the health insurance portability and accountability requirements for “group health plans” under the Health Insurance Portability and Accountability Act of 1996, as amended.

1.35                           “HMO” means a health maintenance organization that provides benefits under the IAC Medical Plans or the Expedia Medical Plans.

1.36                           “HMO Agreements” has the meaning set forth in Section 4.2(a).

1.37                           “IAC” has the meaning set forth in the preamble to this Agreement.

1.38                           “IAC Common Stock” means, with respect to periods prior to the Separation, shares of common stock, $0.01 par value per share, of IAC, and with respect to periods following the Separation, shares of common stock, $0.001 par value per share, of IAC.

1.39                           “IAC Compensation/Benefits Committee” means the Compensation/Benefits Committee of the IAC Board of Directors, or any subcommittee thereof.

1.40                           “IAC Employee” means any individual who, immediately prior to the Close of the Effective Date, is either actively employed by, or then on Approved Leave of Absence from, any IAC Entity.

1.41                           “IAC Entities” means the members of the IAC Group, as defined in the Separation Agreement, and their respective Subsidiaries and Affiliates, excluding any business or operations (whether current or historical, regardless of whether discontinued or sold) that are included in the Separated Businesses.

1.42                           “IAC Executive Benefit Plans” means the executive benefit and nonqualified plans, programs, and arrangements established, sponsored, maintained, or agreed upon, by any IAC Entity for the benefit of employees and former employees of any IAC Entity before the Close of the Effective Date.

1.43                           “IAC Executive Deferred Compensation Plan” means the IAC Executive Deferred Compensation Plan in effect as of the time relevant to the applicable provision of this Agreement.

1.44                           “IAC Flexible Benefit Plans” means the IAC Healthcare FSA and the IAC Dependent Care FSA, as in effect as of the time relevant to the applicable provision of this Agreement.

1.45                           “IAC Incentive Plans” means any of the annual or short term incentive plans of IAC, all as in effect as of the time relevant to the applicable provisions of this Agreement.

1.46                           “IAC Long-Term Incentive Plans” means any of the Silver King Communications, Inc. 1995 Stock Incentive Plan, HSN, Inc. 1997 Stock and Annual Incentive Plan, USA Interactive Amended and Restated 2000 Annual Stock and Incentive Plan, IAC/InterActiveCorp 2005 Stock and Annual Incentive Plan, Home Shopping Network, Inc. 1996 Stock Option Plan for Employees, Equity and Bonus Compensation Agreement with Barry Diller, Expedia, Inc. 1999 Amended and Restated Stock Option Plan, the Hotels Reservations Network, Inc. 2000 Stock Plan, Ticketmaster Online-Citysearch, Inc. 1996 Stock Option Plan, Ticketmaster Online-Citysearch, Inc. 1998 Stock Option Plan, Ticketmaster 1999 Stock Plan, and Ticketweb, Inc. 2000 Stock Plan, Styleclick, Inc. 1995 Stock Option Plan, Servicemagic, Inc. Amended and Restated 1999 Stock Option Plan and Precision Response Corporation Amended and Restated 1996 Incentive Stock Plan, Expedia, Inc. Amended and Restated 2001 Stock Plan, 1998 Stock Option Plan of LendingTree, Inc., Amended and Restated Stock Incentive Plan of LendingTree, Inc., the Silver King Communications, Inc. Directors Stock Option Plan, Hotwire, Inc. 2000 Equity Incentive Plan and any other stock incentive plan of IAC, all as in effect as of the time relevant to the applicable provisions of this Agreement.

1.47                           “IAC Post-Separation Stock Value” means $28.10, the closing per-share price of IAC Common Stock in the “when issued market” on August 8, 2005, as listed on the NASDAQ as of 4:00 P.M. Eastern Daylight time.

1.48                           “IAC Ratio” means 0.90036, the quotient obtained by dividing the IAC Stock Value by the IAC Post-Separation Stock Value.

1.49                           “IAC Retirement Savings Plan” means the InterActiveCorp Retirement Savings Plan as in effect as of the time relevant to the applicable provision of this Agreement.

1.50                           “IAC Severance Pay Program” means any severance plan, policy, program or other arrangement as in effect as of the time relevant to the applicable provision of this Agreement.

1.51                           “IAC Stock Value” means $25.30, the closing per-share price of the IAC Common Stock trading “regular way with due bills” on August 8, 2005, as listed on the NASDAQ as of 4:00 P.M., Eastern Daylight Time.

1.52                           “Immediately after the Effective Date” means on the first moment of the day after the Effective Date.

1.53                           “Liabilities” has the meaning given that term in the Separation Agreement.

1.54                           “Medical Plan” when immediately preceded by “IAC,” means the Benefit Plan under which medical benefits are provided to IAC Employees established and maintained by

IAC.  When immediately preceded by Expedia, Medical Plan means the Benefit Plan under which medical benefits are provided to Expedia Employees to be established by Expedia pursuant to Article IV.

1.55                           “NASDAQ” means the National Association of Securities Dealers Inc. Automated Quotation System.

1.56                           “Non-parties” has the meaning set forth in Section 6.4(b).

1.57                           “Option” when immediately preceded by “Old IAC,” means an option (either nonqualified or incentive) to purchase shares of IAC Common Stock prior to the Effective Time pursuant to an IAC Long-Term Incentive Plan.  When immediately preceded by “New IAC,” Option means an option (either nonqualified or incentive) to purchase shares of IAC Common Stock following the Effective Time pursuant to an IAC Long-Term Incentive Plan.  When immediately preceded by “Expedia,” Option means an option (either nonqualified or incentive) to purchase shares of Expedia Common Stock following the Effective Time pursuant to the Expedia Long-Term Incentive Plan.

1.58                           “Participating Company” means (a) IAC and (b) any other Person (other than an individual) that participates in a plan sponsored by any IAC Entity.

1.59                           “Person” has the meaning given that term in the Separation Agreement.

1.60                           “Restricted Stock” when immediately preceded by “IAC,” means shares of IAC Common Stock that are subject to restrictions on transferability and a risk of forfeiture and are issued under an IAC Benefit Plan and, when immediately preceded by “Expedia,” means shares of Expedia Common Stock that are subject to restrictions on transferability and a risk of forfeiture and are issued under an Expedia Benefit Plan.

1.61                           “Restricted Stock Unit” when immediately preceded by “IAC,” means units issued under an IAC Benefit Plan representing a general unsecured promise by IAC to pay the value of shares of IAC Common Stock in cash or shares of IAC Common Stock and, when immediately preceded by “Expedia,” means units issued under the Expedia Long-Term Incentive Plan representing a general unsecured promise by Expedia to pay the value of shares of Expedia Common Stock in cash or shares of Expedia Common Stock.

1.62                           “Reverse Stock Split” means the one-for-two reverse stock split of IAC Common Stock that IAC will complete immediately prior to the Effective Time.

1.63                           “Separated Businesses” has the meaning given that term in the Separation Agreement.

1.64                           “Separation” has the meaning given that term in the Separation Agreement.

1.65                           “Separation Agreement” has the meaning set forth in the recitals to this Agreement.

1.66                           “Subsidiaries” has the meaning given that term in the Separation Agreement.

1.67                           “Tax Sharing Agreement” means the Tax Sharing Agreement entered into as of the date hereof between IAC and Expedia.

1.68                           “Transferred Account Balances” has the meaning set forth in Section 4.3.

1.69                           “U.S.” means the 50 United States of America and the District of Columbia.

1.70                           “VEBA” when immediately preceded by IAC, means the IAC Health and Welfare Benefit Trust.  When immediately preceded by Expedia, VEBA means the Expedia Health and Welfare Benefit Trust to be established by Expedia pursuant to Section 4.7 that corresponds to the IAC VEBA.

ARTICLE II
GENERAL PRINCIPLES

2.1                                 Employment of Expedia Employees.  All Expedia Employees shall continue to be employees of Expedia or another Expedia Entity, as the case may be, immediately after the Effective Time.

2.2                                 Assumption and Retention of Liabilities; Related Assets.

(a)                                  As of the Effective Date, except as expressly provided in this Agreement, the IAC Entities shall assume or retain and IAC hereby agrees to pay, perform, fulfill and discharge, in due course in full (i) all Liabilities under all IAC Benefit Plans, (ii) all Liabilities with respect to the employment or termination of employment of all IAC Employees, Former IAC Employees and their dependents and beneficiaries, and other service providers (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or nonpayroll worker of any IAC Entity or in any other employment, non-employment, or retainer arrangement, or relationship with any IAC Entity), in each case to the extent arising in connection with or as a result of employment with or the performance of services to any IAC Entity, and (iii) any other Liabilities expressly assigned to IAC under this Agreement.  All assets held in trust to fund the IAC Benefit Plans and all insurance policies funding the IAC Benefit Plans shall be IAC Assets (as defined in the Separation Agreement), except to the extent specifically provided otherwise in this Agreement.

(b)                                 From and after the Effective Date, except as expressly provided in this Agreement, Expedia and the Expedia Entities shall assume or retain, as applicable, and Expedia hereby agrees to pay, perform, fulfill and discharge, in due course in full, (i) all Liabilities under all Expedia Benefit Plans, (ii) all Liabilities with respect to the employment or termination of employment of all Expedia Employees, Former Expedia Employees and their dependents and beneficiaries, and other service providers (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or nonpayroll worker of Expedia or any Expedia Entity or in any other employment, non-employment, or retainer arrangement, or relationship with Expedia or an Expedia Entity), in each case to the extent arising in connection with or as a result of employment with or the performance of services to any Expedia Entity and (iii) any other Liabilities expressly assigned to Expedia or any Expedia Entity under this Agreement.

2.3                                 Expedia Participation in IAC Benefit Plans.  Except as expressly provided in this Agreement, effective as of the Close of the Effective Date, Expedia and each other Expedia Entity shall cease to be a Participating Company in any IAC Benefit Plan, and IAC and Expedia shall take all necessary action before the Effective Date to effectuate such cessation as a Participating Company.

2.4                                 Terms of Participation by Expedia Employees in Expedia Benefit Plans.  IAC and Expedia shall agree on methods and procedures, including, without limitation, amending the respective Benefit Plan documents, to prevent Expedia Employees from receiving duplicative benefits from the IAC Benefit Plans and the Expedia Benefit Plans.  With respect to Expedia Employees, each Expedia Benefit Plan shall provide that all service, all compensation and all other benefit-affecting determinations that, as of the Close of the Effective Date were recognized under the corresponding IAC Benefit Plan shall, as of Immediately after the Effective Date receive full recognition, credit and validity and be taken into account under such Expedia Benefit Plan to the same extent as if such items occurred under such Expedia Benefit Plan, except to the extent that duplication of benefits would result or for benefit accrual to the extent that Expedia adopts a final average pay defined benefit pension plan.

2.5                                 Commercially Reasonable Efforts.  IAC and Expedia shall use commercially reasonable efforts to (a) enter into any necessary agreements to accomplish the assumptions and transfers contemplated by this Agreement; and (b) provide for the maintenance of the necessary participant records, the appointment of the trustees and the engagement of recordkeepers, investment managers, providers, insurers, etc.

2.6                                 Regulatory Compliance.  IAC and Expedia shall, in connection with the actions taken pursuant to this Agreement, cooperate in making any and all appropriate filings required under the Code, ERISA and any applicable securities laws, implementing all appropriate communications with participants, transferring appropriate records and taking all such other actions as may be necessary and appropriate to implement the provisions of this Agreement in a timely manner.

2.7                                 Approval by IAC as Sole Stockholder.  Prior to the Effective Time, IAC shall cause Expedia to adopt the Expedia 2005 Long-Term Incentive Plan.

ARTICLE III
SAVINGS PLANS

3.1                                 Savings Plan.  Effective as of the Effective Date, Expedia shall establish the Expedia Retirement Savings Plan and the Expedia Retirement Savings Plan Trust.  As soon as practical following the establishment of the Expedia Retirement Savings Plan and the Expedia Retirement Savings Plan Trust, IAC shall cause the accounts of the Expedia Employees to be transferred to the Expedia Retirement Savings Plan and the Expedia Retirement Savings Plan Trust in cash or such other assets as mutually agreed by IAC and Expedia, and Expedia shall cause the Expedia Retirement Savings Plan to assume and be solely responsible for all Liabilities for plan benefits (but not legal Liabilities, such as penalties for violation of law, if applicable, relating to the administration of plan benefits by IAC prior to the Effective Time and during such time as IAC owned 100% of an Expedia Entity with respect to which IAC administered plan benefits, it being understood that Expedia shall be responsible for such legal Liabilities incurred during such periods prior to the Effective Time during which IAC did not own 100% of such Expedia Entities) under the Expedia Retirement Savings Plan to or relating to Expedia Employees whose accounts are transferred from the IAC Retirement Savings Plan.  Notwithstanding the foregoing, IAC Common Stock that is held in the accounts of Expedia Employees and any outstanding participant loans to Expedia Employees whose accounts are transferred under the IAC Retirement Savings Plan shall be transferred to the Expedia Retirement Savings Plan in kind and shall thereafter be treated in the manner set forth in Section 3.2.  IAC and Expedia agree to cooperate in making all appropriate filings and taking all reasonable actions required to implement the provisions of this Section 3.1; provided that Expedia acknowledges that it will be responsible for complying with any requirements and applying for any determination letters with respect to the Expedia Retirement Savings Plan.

3.2                                 Stock Considerations.  To the extent that IAC Employees and Former IAC Employees receive shares of Expedia Common Stock in connection with the Separation with respect to IAC Common Stock held under the IAC Retirement Savings Plan, such shares will be deposited in an Expedia Common Stock Fund under the IAC Retirement Savings Plan.  To the extent that Expedia Employees and Former Expedia Employees hold shares of IAC Common Stock in their IAC Common Stock Fund under the Expedia Retirement Savings Plan following the transfer from the IAC Retirement Savings Plan to the Expedia Retirement Savings Plan set forth in Section 3.1, the Expedia Retirement Savings Plan shall permit such employees to continue to hold such shares in an IAC Common Stock Fund under the Expedia Retirement Savings Plan following such transfer.  Following the Effective Date, Expedia Employees and Former Expedia Employees shall not be permitted to acquire shares of IAC Common Stock in the IAC Common Stock Fund under the Expedia Retirement Savings Plan and IAC Employees and Former IAC Employees shall not be permitted to acquire shares of Expedia Common Stock in the Expedia Common Stock Fund under the IAC Retirement Savings Plan.  IAC and Expedia shall assume sole responsibility for ensuring that their respective Savings Plans are maintained in compliance with applicable laws with respect to holding shares of common stock of the other entity.

ARTICLE IV
HEALTH AND WELFARE PLANS

4.1                                 General.

(a)                                  Establishment of Expedia Health and Welfare Plans.  Effective as of the Effective Date, Expedia shall adopt Health and Welfare Plans for the benefit of Expedia Employees, and Expedia shall be responsible for all Liabilities relating to, arising out of or resulting from health and welfare coverage or claims incurred by or on behalf of Expedia Employees or their covered dependents under the Expedia Health and Welfare Plans prior to, on or after the Effective Date.

(b)                                 Retention of Sponsorship and Liabilities.  Following the Effective Date, IAC shall retain:

(i)                                     sponsorship of all IAC Health and Welfare Plans and any trust or other funding arrangement established or maintained with respect to such plans, including any “voluntary employee’s beneficiary association,” or any assets held as of the Effective Date with respect to such plans; and

(ii)                                  all Liabilities relating to, arising out of, or resulting from health and welfare coverage or claims incurred by or on behalf of IAC Employees or Former IAC Employees or their covered dependents under the IAC Health and Welfare Plans prior to, on or before the Effective Date.

IAC shall not assume any Liability relating to health and welfare claims incurred by or on behalf of Expedia Employees or Former Expedia Employees or their respective covered dependents prior to, on or after the Effective Date, and such claims shall be satisfied pursuant to Section 4.1(a).  A claim or Liability (1) for medical, dental, vision and/or prescription drug benefits shall be deemed to be incurred upon the rendering of health services giving rise to the obligation to pay such benefits; (2) for life insurance and accidental death and dismemberment and business travel accident insurance benefits and workers’ compensation benefits shall be deemed to be incurred upon the occurrence of the event giving rise to the entitlement to such benefits; (3) for salary continuation or other disability benefits shall be deemed to be incurred upon the effective date of an individual’s disability giving rise to the entitlement to such benefits under the applicable disability policy; and (4) for a period of continuous hospitalization shall be deemed to be incurred on the date of admission to the hospital.

4.2                                 Vendor Contracts.

(a)                                  Third-Party ASO Contracts, Group Insurance Policies and HMOs.  IAC and Expedia shall use commercially reasonable efforts to obligate the third party administrator to each administrative-services-only contract with a third-party administrator that relates to any of the IAC Health and Welfare Plans (an “ASO Contract”), each group insurance policy that relates to any of the IAC Health and Welfare Plans (“Group Insurance Policies”) and each agreement with a Health Maintenance Organization that provides medical services under the IAC Health and Welfare Plans (“HMO Agreements”), in each case, in existence as of the date of this Agreement that is applicable to Expedia Employees, to enter into a separate ASO Contract, Group Insurance Policy and HMO Agreement, as applicable, with Expedia providing for substantially similar terms and conditions as are contained in the ASO Contracts, Group Insurance Policies and HMO Agreements, as applicable, to which IAC is a party.  Such terms and conditions shall include the financial and termination provisions, performance standards, methodology, auditing policies, quality measures and reporting requirements.

(b)                                 Effect of Change in Rates.  IAC and Expedia shall use commercially reasonable efforts to cause each of the insurance companies and third-party administrators providing services and benefits under the IAC Health and Welfare Plans and the Expedia Health and Welfare Plans to maintain the premium and/or administrative rates based on the aggregate number of participants in both the IAC Health and Welfare Plans and the Expedia Health and

Welfare Plans as of Immediately Prior to the Effective Date through the end of the year in which the Effective Date occurs.  To the extent they are not successful in such efforts, IAC and Expedia shall each bear the revised premium or administrative rates attributable to the individuals covered by their respective Health and Welfare Plans.

4.3                                 Flexible Benefit Plan.  Effective as of the Effective Date, Expedia shall establish the Expedia Flexible Benefit Plan.  Prior to the Effective Date, IAC and Expedia shall take all actions necessary or appropriate so that, effective as of the Close of the Effective Date, (a) the account balances (whether positive or negative) (the “Transferred Account Balances”) under the health care reimbursement program, the transit and parking reimbursement program and the dependent care reimbursement program of the IAC Flexible Benefit Plan (all of such accounts, “IAC Flexible Benefit Plan”) of the Expedia Employees who are participants in IAC Flexible Benefit Plan (the “Covered Employees”) shall be transferred to the Expedia Flexible Benefit Plan; (b) the elections, contribution levels and coverage levels of the Covered Employees shall apply under the Expedia Flexible Benefit Plan in the same manner as under the IAC Flexible Benefit Plan; and (c) the Covered Employees shall be reimbursed from the Expedia Flexible Benefit Plan for claims incurred at any time during the plan year of the IAC Flexible Benefit Plan in which the Effective Time occurs submitted to the Expedia Flexible Benefit Plan from and after the Effective Date on the same basis and the same terms and conditions as under the IAC Flexible Benefit Plan.

4.4                                 Workers’ Compensation Liabilities.

(a)                                  Except as provided below, all workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by an IAC Employee, Former IAC Employee, Expedia Employee and Former Expedia Employee that results from an accident occurring, or from an occupational disease which becomes manifest, on or before the Close of the Effective Date shall be retained by IAC.  All workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by an IAC Employee or Former IAC Employee that results from an accident occurring, or from an occupational disease which becomes manifest, on or after the Effective Date shall be retained by IAC.  All workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by an Expedia Employee or Former Expedia Employee that results from an accident occurring, or from an occupational disease which becomes manifest, on or after the Effective Date shall be retained by Expedia.  For purposes of this Agreement, a compensable injury shall be deemed to be sustained upon the occurrence of the event giving rise to eligibility for workers’ compensation benefits or at the time that an occupational disease becomes manifest, as the case may be.  IAC, Expedia and the other Expedia Entities shall cooperate with respect to any notification to appropriate governmental agencies of the Effective Time and the issuance of new, or the transfer of existing, workers’ compensation insurance policies and claims handling contracts.

(b)                                 The parties acknowledge that Expedia and the Expedia Entities have been part of IAC’s workers’ compensation insurance program for certain periods prior to the Effective Date.  For the program covering the term October 1, 2004 to the Effective Date (the “Current Term”), IAC will continue to administer the program and absorb all administrative costs associated with this obligation, and Expedia agrees to the following cost adjustments.  Expedia will receive a pro-rated return premium covering the period from the Effective Date to October 1, 2005.

The return premium will be received either on October 31, 2005 after Expedia fulfills its obligation of reimbursement to IAC for all monthly insurance charges up to October 1, 2005 or through the forgiveness of pre-paid insurance obligations of the Expedia Entities to IAC from the Effective Date to October 1, 2005.  In addition, for both the program covering the Current Term and programs covering periods prior to the start of the Current Term, the Expedia Entities will be eligible for a one-time dividend, valued and payable on October 31, 2008, based on ultimate loss development as advised by IAC broker/consultants or recognized authority selected by IAC and reasonably acceptable to Expedia.

4.5                                 Payroll Taxes and Reporting of Compensation.  IAC and Expedia shall, and shall cause the other IAC Entities and the other Expedia Entities to, respectively, take such action as may be reasonably necessary or appropriate in order to minimize Liabilities related to payroll taxes after the Effective Date.  IAC and Expedia shall, and shall cause the other IAC Entities and the other Expedia Entities to, respectively, each bear its responsibility for payroll tax obligations and for the proper reporting to the appropriate governmental authorities of compensation earned by their respective employees after the Close of the Effective Date, including compensation related to the exercise of Options.

4.6                                 COBRA and HIPAA Compliance.  IAC shall be responsible for administering compliance with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the IAC Health and Welfare Plans with respect to IAC Employees and Former IAC Employees and their covered dependents who incur a COBRA qualifying event or loss of coverage under the IAC Health and Welfare Plans at any time before, on or after the Effective Time.  Expedia or another Expedia Entity shall be responsible for administering compliance with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the Expedia Health and Welfare Plans and/or the IAC Health and Welfare Plans with respect to Expedia Employees and Former Expedia Employees and their covered dependents who incur a COBRA qualifying event or loss of coverage under the Expedia Health and Welfare Plans and/or the IAC Health and Welfare Plans at any time before, on or after the Effective Time.  The Parties hereto agree that the consummation of the transactions contemplated by this Agreement and the Separation Agreement shall not constitute a COBRA qualifying event for any purpose of COBRA.

4.7                                 VEBA.  Effective as of the Effective Date, Expedia shall establish the Expedia VEBA for the purpose of funding certain Expedia Health and Welfare Plans.  As soon as practicable following the Effective Date, IAC shall contribute a lump sum amount in cash to Expedia equal to the excess, if any, of (a) IAC budget rates for self-insured medical, dental and vision care plans applicable to Expedia Employees and Former Expedia Employees, in each case, from January 1, 2005 through the Effective Date over (b) the sum of actual claims paid to Expedia Employees and Former Expedia Employees from self-insured medical, dental and vision care plans from January 1, 2005 through the Effective Date, which amount shall be contributed by Expedia to the Expedia VEBA upon receipt by Expedia from IAC.

ARTICLE V
EXECUTIVE BENEFITS AND OTHER BENEFITS

5.1                                 Assumption of Obligations.  Except as provided in this Agreement, effective as of the Effective Time, Expedia shall assume and be solely responsible for all Liabilities to or relating to Expedia Employees and Former Expedia Employees under all IAC Executive Benefit Plans and Expedia Executive Benefit Plans.  The Parties hereto agree that none of the transactions contemplated by the Separation Agreement or any of the Ancillary Agreements, including, without limitation, this Agreement, constitutes a “change in control,” “change of control” or similar term, as applicable, within the meaning of any Employee Benefit Plan.

5.2                                 IAC Incentive Plans.

(a)                                  Expedia Bonus Awards.  Expedia shall be responsible for determining all bonus awards that would otherwise be payable under the IAC Incentive Plans to Expedia Employees for the Effective Time Year.  Expedia shall also determine for Expedia Employees (i) the extent to which established performance criteria (as interpreted by Expedia, in its sole discretion) have been met, and (ii) the payment level for each Expedia Employee.  Expedia shall assume all Liabilities with respect to any such bonus awards payable to Expedia Employees for the Effective Time Year and thereafter.

(b)                                 IAC Bonus Awards.  IAC shall retain all Liabilities with respect to any bonus awards payable under the IAC Incentive Plans to IAC Employees for the Effective Time Year and thereafter.

5.3                                 IAC Long-Term Incentive Plans.  IAC and Expedia shall use commercially reasonable efforts to take all actions necessary or appropriate so that each outstanding Option and Award granted under any IAC Long-Term Incentive Plan held by any individual shall be adjusted as set forth in this Article V.  The adjustments set forth below shall be the sole adjustments made with respect to Old IAC Options, IAC Restricted Stock Units and IAC Restricted Stock in connection with the Reverse Stock Split and the other transactions contemplated by the Separation Agreement.

(a)                                  Vested Old IAC Options.  As determined by the Compensation/Benefits Committee of the IAC Board of Directors (the “Committee”) pursuant to its authority under the applicable IAC Long-Term Incentive Plan, each Old IAC Option that is vested as of the Effective Time shall be converted into both an Expedia Option and a New IAC Option and shall otherwise be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such Old IAC Option immediately prior to the Effective Time; provided, however, that from and after the Effective Time (i) the number of shares of IAC Common Stock subject to such New IAC Option, rounded down to the nearest whole share, shall be equal to one half the number of shares of IAC Common Stock subject to such Old IAC Option immediately prior to the Reverse Stock Split and the Effective Time, (ii) the number of shares of Expedia Common Stock subject to such Expedia Option, rounded down to the nearest whole share, shall be equal to one half the number of shares of IAC Common Stock subject to the Old IAC Option immediately prior to the Reverse Stock Split and the Effective Time, (iii) the per share exercise price of such New IAC Option, rounded up to the nearest whole cent, shall be equal to the quotient obtained by dividing (x) the per share exercise price of such Old IAC Option immediately prior to the Reverse Stock Split and the Effective Time by (y) the IAC Ratio and (iv) the per share exercise price of the Expedia Option, rounded up to the nearest whole cent, shall be equal to the quotient obtained by dividing (x) the per share exercise price of the Old IAC Option immediately prior to the Reverse Stock Split and the Effective Time by (y) the Expedia Ratio; provided, however, the exercise price, the number of shares of IAC Common Stock and Expedia Common Stock subject to such options and the terms and conditions of exercise of such options shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that, in the case of any Old IAC Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code as of immediately prior to the Effective Time, the exercise price, the number of shares of IAC Common Stock and Expedia Common Stock subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code.

(b)                                 Unvested Old IAC Options Held by IAC Employees and Former IAC Employees other than Barry Diller.  As determined by the Committee pursuant to its authority under the applicable IAC Long-Term Incentive Plan, each Old IAC Option held by an IAC Employee or a Former IAC Employee (other than Barry Diller) that is unvested as of the Effective Time shall be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such Old IAC Option immediately prior to the Effective Time; provided, however, that from and after the Effective Time (i) the number of shares of IAC Common Stock subject to such New IAC Option, rounded down to the nearest whole share, shall be equal to the product of (x) the number of shares of IAC Common Stock subject to such Old IAC Option immediately prior to the Reverse Stock Split and the Effective Time and (y) the IAC Ratio and (ii) the per share exercise price of such New IAC Option, rounded up to the nearest whole cent, shall be equal to the quotient obtained by dividing (x) the per share exercise price of such Old IAC Option immediately prior to the Reverse Stock Split and the Effective Time by (y) the IAC Ratio; provided, however, the exercise price, the number of shares of IAC Common Stock subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that, in the case of any Old IAC Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code as of immediately prior to the Effective Time, the exercise price, the number of shares of IAC Common Stock subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code.

(c)                                  Unvested Old IAC Options Held by Expedia Employees and Former Expedia Employees other than Barry Diller.  As determined by the Committee pursuant to its authority under the applicable IAC Long-Term Incentive Plan, each Old IAC Option held by an Expedia Employee or Former Expedia Employee (other than Barry Diller) that is unvested as of the Effective Time shall be converted into an Expedia Option and shall otherwise be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such Old IAC Option immediately prior to the Effective Time; provided, however, that from and after the Close of the Effective Time (i) the number of shares of Expedia Common Stock subject to such Option, rounded down to the nearest whole share, shall be equal to the product of (x) the number of shares of IAC Common Stock subject to such Old IAC Option immediately prior to the Reverse Stock Split and the Effective Time and (y) the Expedia Ratio and (ii) the per share exercise price of such Expedia Option, rounded up to the nearest whole cent, shall be equal to the quotient obtained by dividing (x) the per share exercise price of such Old IAC Option immediately prior to the Reverse Stock Split and the Effective Time by (y) the Expedia Ratio; provided, however, the exercise price, the number of shares of Expedia Common Stock subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that, in the case of any Old IAC Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code as of the Effective Time, the exercise price, the number of shares of Expedia Common Stock subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code.

(d)                                 Unvested Old IAC Options Held by Mr. Diller.  As determined by the Committee pursuant to its authority under the applicable IAC Long-Term Incentive Plan, each Old IAC Option held by Barry Diller that is unvested as of the Effective Time shall be converted into both an Expedia Option and a New IAC Option and shall otherwise be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such Old IAC Option immediately prior to the Effective Time; provided, however, that from and after the Effective Time (i) the number of shares of IAC Common Stock subject to such New IAC Option, rounded down to the nearest whole share, shall be equal to one half the number of shares of IAC Common Stock subject to such Old IAC Option immediately prior to the Reverse Stock Split and the Effective Time, (ii) the number of shares of Expedia Common Stock subject to such Expedia Option, rounded down to the nearest whole share, shall be equal to one half the number of shares of IAC Common Stock subject to the Old IAC Option immediately prior to the Reverse Stock Split and the Effective Time, (iii) the per share exercise price of such New IAC Option, rounded up to the nearest whole cent, shall be equal to the quotient obtained by dividing (x) the per share exercise price of such Old IAC Option immediately prior to the Reverse Stock Split and the Effective Time by (y) the IAC Ratio and (iv) the per share exercise price of the Expedia Option, rounded up to the nearest whole cent, shall be equal to the quotient obtained by dividing (x) the per share exercise price of the Old IAC Option immediately prior to the Reverse Stock Split and the Effective Time by (y) the Expedia Ratio; provided, however, the exercise price, the number of shares of IAC Common Stock and Expedia Common Stock subject to such options and the terms and conditions of exercise of such options shall be determined in a manner consistent with the requirements of Section 409A of the Code.  Following completion of the Effective Time, the satisfaction of conditions to vesting of Mr. Diller’s New IAC Options governed by this Section 5.3(d) will be determined based on Mr. Diller’s employment with IAC, and the satisfaction of conditions to vesting of Mr. Diller’s Expedia Options governed by this Section 5.3(d) will be determined based on Mr. Diller’s employment with Expedia.

(e)                                  IAC Restricted Stock Units Held by IAC Employees and Former IAC Employees.  As determined by the Committee pursuant to its authority under the applicable IAC Long-Term Incentive Plan, each IAC Restricted Stock Unit held by an IAC Employee or a Former IAC Employee shall be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such IAC Restricted Stock Unit immediately prior to the Effective Time; provided, however, that from and after the Close of the Effective Time, the number of shares of IAC Common Stock covered by each IAC Restricted Stock Unit, rounded to the nearest whole share, shall be equal to the product of (x) the number of shares of IAC Common Stock covered by such IAC Restricted Stock Unit immediately prior to the Reverse Stock Split and the Effective Time and (y) the IAC Ratio.

(f)                                    IAC Restricted Stock Units Held by Expedia Employees and Former Expedia Employees.  As determined by the Committee pursuant to its authority under the applicable IAC Long-Term Incentive Plan, each IAC Restricted Stock Unit held by an Expedia Employee or a Former Expedia Employee as of the Effective Time shall be converted into an Expedia Restricted Stock Unit, and shall otherwise be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such IAC Restricted Stock Unit immediately prior to the Effective Time; provided, however, that from and after the Close of the Effective Time, the number of shares of Expedia Common Stock covered by such Expedia Restricted Stock Unit held by the participant, as applicable, rounded to the nearest whole share, shall be equal to the product of (x) the number of shares of IAC Common Stock covered by such IAC Restricted Stock Unit immediately prior to the Reverse Stock Split and the Effective Time and (y) the Expedia Ratio.

(g)                                 IAC Restricted Stock.  Shares of IAC Restricted Stock that are outstanding immediately prior to the Reverse Stock Split and the Effective Time shall be treated in the Reverse Stock Split and the Reclassification (as defined in the Separation Agreement) in the same manner as other outstanding shares of IAC common stock are treated in the Reverse Stock Split and the Reclassification and will otherwise be subject to the same terms and conditions (including vesting conditions) applicable to such shares of IAC Restricted Stock immediately prior to the Reverse Stock Split and the Effective Time.

(h)                                 Foreign Grants/Awards.  To the extent that the IAC Awards or any of the Old IAC Options are granted to non-U.S.  employees under any domestic or foreign equity-based incentive program sponsored by an IAC Entity, IAC and Expedia shall use their commercially reasonable efforts to preserve, at and after the Effective Time, the value and tax treatment accorded to such Old IAC Options and such IAC Awards granted to non-U.S. employees under any domestic or foreign equity-based incentive program sponsored by an IAC Entity.

(i)                                     Miscellaneous Option and Other Award Terms.  After the Effective Date, New IAC Options and IAC Awards adjusted pursuant to Section 5.3, regardless of by whom held, shall be settled by IAC pursuant to the terms of the applicable IAC Long-Term Incentive Plan, and Expedia Options and Expedia Awards, regardless of by whom held, shall be settled by Expedia pursuant to the terms of the Expedia Long-Term Incentive Plan.  Accordingly, it is intended that, to the extent of the issuance of such Expedia Options and Expedia Awards in connection with the adjustment provisions of this Section 5.3, the Expedia Long-Term Incentive Plan shall be considered a successor to each of the IAC Long-Term Incentive Plans and to have assumed the obligations of the applicable IAC Long-Term Incentive Plan to make the adjustment of the IAC Options and IAC Awards as set forth in this Section 5.3.  The Effective Time shall not constitute a termination of employment for any Expedia Employees for purposes of any New IAC Option or IAC Award and, except as otherwise provided in this Agreement, with respect to grants adjusted pursuant to this Section 5.3, employment with Expedia shall be treated as employment with IAC with respect to New IAC Options or IAC Awards held by Expedia Employees and employment with IAC shall be treated as employment with Expedia with respect to Expedia Options and Expedia Awards held by IAC Employees.  Mr. Diller shall be treated as an IAC Employee with respect to continued exercisability of vested New IAC Options and Mr. Diller shall be treated as an Expedia Employee with respect to continued exercisability of vested Expedia Options.

(j)                                     Waiting Period for Exercisability of Options and Grant of Options and Awards.  The New IAC Options and Expedia Options shall not be exercisable during a period beginning on a date prior to the Effective Date determined by IAC in its sole discretion, and continuing until the IAC Post-Separation Stock Value and the Expedia Stock Value are determined after the Effective Time, or such longer period as IAC, with respect to New IAC Options, and Expedia, with respect to Expedia Options, determines necessary to implement the provisions of this Section 5.3.  The IAC Restricted Stock Units and Expedia Restricted Stock Units shall not be settled during a period beginning on a date prior to the Effective Date determined by IAC in its sole discretion, and continuing until the IAC Post-Separation Stock Value and the Expedia Stock Value are determined immediately after the Effective Time, or such longer period as IAC, with respect to IAC Restricted Stock Units, and Expedia, with respect to Expedia Restricted Stock Units, determines necessary to implement the provisions of this Section 5.3.

(k)                                  Restrictive Covenants.  Following the Effective Date, Expedia shall use commercially reasonable efforts to monitor the Expedia Employees and Former Expedia Employees to determine whether any such Expedia Employees or Former Expedia Employees have breached any of the restrictive covenants in the agreements evidencing the terms of their New IAC Options and IAC Awards.  As soon as practicable following Expedia’s reasonable belief that an Expedia Employee or Former Expedia Employee has breached any such covenant, Expedia shall provide IAC in writing with the name and address of such employee or former employee and the name and address of the enterprise in which such employee or former employee is believed to have been engaged.  Notwithstanding the foregoing or anything in any agreement evidencing the terms of any New IAC Options and IAC Awards or otherwise to the contrary, it shall not be a violation of any IAC non-competition or non-solicitation of clients or customers covenant for an Expedia Employee to engage in acts on behalf of Expedia or an Expedia Entity that are otherwise prohibited by the terms of such non-competition or non-solicitation of clients or customers covenants and it shall not be a violation of any Expedia non-competition or non-solicitation of clients or customers covenant for an IAC Employee to engage in acts on behalf of IAC or an IAC Entity that are otherwise prohibited by the terms of such non-competition or non-solicitation of clients or customers covenants.  In addition, following the Effective Time, the restrictive covenants (including without limitation any proprietary rights agreements or confidential information covenants) to which any Expedia Employee or Former Expedia Employee are party shall run in favor of Expedia (and, to the extent relating to IAC, shall run in favor of IAC to the same extent that they ran in favor of IAC immediately prior to the Effective Time; provided, that the Effective Time shall be treated as a termination of employment from IAC for purposes of the duration of IAC’s ability to enforce the restrictive covenant) and the restrictive covenants to which any IAC Employee or Former IAC Employee are party shall run in favor of IAC.  Any employment agreement between IAC and an Expedia Employee or Former Expedia Employee shall as of the Effective Time be assigned by IAC to Expedia and assumed by Expedia.

5.4                                 Registration Requirements.  As soon as possible following the time as of which the Registration Statement (as defined in the Separation Agreement) is declared effective by the Securities and Exchange Commission but in any case before the Effective Date and before the date of issuance or grant of any Expedia Option and/or shares of Expedia Common Stock pursuant to this Article V, Expedia agrees that it shall file a Form S-8 Registration Statement with respect to and cause to be registered pursuant to the Securities Act of 1933, as amended, the shares of Expedia Common Stock authorized for issuance under the Expedia Long-Term Incentive Plan as required pursuant to such Act and any applicable rules or regulations thereunder, with such registration to be effective prior to the Effective Date.  IAC agrees that, following the Effective Date, it shall use reasonable efforts to continue to maintain a Form S-8 Registration Statement with respect to and cause to be registered pursuant to the Securities Act of 1933, as amended, the shares of IAC Common Stock authorized for issuance under the IAC Long-Term Incentive Plans as required pursuant to such Act and any applicable rules or regulations thereunder.

5.5                                 IAC Executive Deferred Compensation Plans.  Effective as of the Effective Date, Expedia shall establish a deferred compensation plan that is substantially identical to the IAC Executive Deferred Compensation Plan to provide benefits to Expedia Employees and Former Expedia Employees from and after the Effective Date who were participants in the IAC Executive Deferred Compensation Plan as of immediately prior to the Effective Date.

5.6                                 Severance.  An Expedia Employee shall not be deemed to have terminated employment for purposes of determining eligibility for severance benefits in connection with or in anticipation of the consummation of the transactions contemplated by the Separation Agreement.  Expedia shall be solely responsible for all Liabilities in respect of all costs arising out of payments and benefits relating to the termination or alleged termination of any Expedia Employee or Former Expedia Employee’s employment that occurs prior to, as a result of, in connection with or following the consummation of the transactions contemplated by the Separation Agreement, including any amounts required to be paid (including any payroll or other taxes), and the costs of providing benefits, under any applicable severance, separation, redundancy, termination or similar plan, program, practice, contract, agreement, law or regulation (such benefits to include any medical or other welfare benefits, outplacement benefits, accrued vacation, and taxes).

ARTICLE VI
GENERAL AND ADMINISTRATIVE

6.1                                 Sharing of Participant Information.  IAC and Expedia shall share, and IAC shall cause each other IAC Entity to share, and Expedia shall cause each other Expedia Entity to share with each other and their respective agents and vendors (without obtaining releases) all participant information necessary for the efficient and accurate administration of each of the Expedia Benefit Plans and the IAC Benefit Plans.  IAC and Expedia and their respective authorized agents shall, subject to applicable laws, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other Party, to the extent necessary for such administration.  Until the Close of the Effective Date, all participant information shall be provided in the manner and medium applicable to Participating Companies in IAC Benefit Plans generally, and thereafter until December 31, 2006, all participant information shall be provided in a manner and medium as may be mutually agreed to by IAC and Expedia.

6.2                                 Reasonable Efforts/Cooperation.  Each of the Parties hereto will use its commercially reasonable efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.  Each of the Parties hereto shall cooperate fully on any issue relating to the transactions contemplated by this Agreement for which the other Party seeks a determination letter or private letter ruling from the Internal Revenue Service, an advisory opinion from the Department of Labor or any other filing (including, but not limited to, securities filings (remedial or otherwise)), consent or approval with respect to or by a governmental agency or authority in any jurisdiction in the United States or abroad.

6.3                                 No Third-Party Beneficiaries.  This Agreement is solely for the benefit of the Parties and is not intended to confer upon any other Persons any rights or remedies hereunder.  Except as expressly provided in this Agreement, nothing in this Agreement shall preclude IAC or any other IAC Entity, at any time after the Close of the Effective Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any IAC Benefit Plan, any benefit under any Benefit Plan or any trust, insurance policy or funding vehicle related to any IAC Benefit Plan.  Except as expressly provided in this Agreement, nothing in this Agreement shall preclude Expedia or any other Expedia Entity, at any time after the Close of the Effective Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Expedia Benefit Plan, any benefit under any Benefit Plan or any trust, insurance policy or funding vehicle related to any Expedia Benefit Plan.

6.4                                 Audit Rights With Respect to Information Provided.

(a)                                  Each of IAC and Expedia, and their duly authorized representatives, shall have the right to conduct reasonable audits with respect to all information required to be provided to it by the other Party under this Agreement.  The Party conducting the audit (the “Auditing Party”) may adopt reasonable procedures and guidelines for conducting audits and the selection of audit representatives under this Section 6.4.  The Auditing Party shall have the right to make copies of any records at its expense, subject to any restrictions imposed by applicable laws and to any confidentiality provisions set forth in the Separation Agreement, which are incorporated by reference herein.  The Party being audited shall provide the Auditing Party’s representatives with reasonable access during normal business hours to its operations, computer systems and paper and electronic files, and provide workspace to its representatives.  After any audit is completed, the Party being audited shall have the right to review a draft of the audit findings and to comment on those findings in writing within thirty business days after receiving such draft.

(b)                                 The Auditing Party’s audit rights under this Section 6.4 shall include the right to audit, or participate in an audit facilitated by the Party being audited, of any Subsidiaries and Affiliates of the Party being audited and to require the other Party to request any benefit providers and third parties with whom the Party being audited has a relationship, or agents of such Party, to agree to such an audit to the extent any such Persons are affected by or addressed in this Agreement (collectively, the “Non-parties”).  The Party being audited shall, upon written request from the Auditing Party, provide an individual (at the Auditing Party’s expense) to supervise any audit of a Non-party.  The Auditing Party shall be responsible for supplying, at the Auditing Party’s expense, additional personnel sufficient to complete the audit in a reasonably timely manner.  The responsibility of the Party being audited shall be limited to providing, at the Auditing Party’s expense, a single individual at each audited site for purposes of facilitating the audit.

6.5                                 Fiduciary Matters.  It is acknowledged that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination that to do so would violate such a fiduciary duty or standard.  Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

6.6                                 Consent of Third Parties.  If any provision of this Agreement is dependent on the consent of any third party (such as a vendor) and such consent is withheld, the Parties hereto shall use commercially reasonable efforts to implement the applicable provisions of this Agreement to the full extent practicable.  If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, the Parties hereto shall negotiate in good faith to implement the provision in a mutually satisfactory manner.  The phrase “commercially reasonable efforts” as used herein shall not be construed to require any Party to incur any non-routine or unreasonable expense or Liability or to waive any right.

ARTICLE VII
MISCELLANEOUS

7.1                                 Effect If Effective Time Does Not Occur.  If the Separation Agreement is terminated prior to the Effective Date, then this Agreement shall terminate and all actions and events that are, under this Agreement, to be taken or occur effective immediately prior to or as of the Close of the Effective Date, or Immediately after the Effective Date, or otherwise in connection with the Separation Transactions, shall not be taken or occur except to the extent specifically agreed by IAC and Expedia.

7.2                                 Relationship of Parties.  Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship set forth herein.

7.3                                 Affiliates.  Each of IAC and Expedia shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by another IAC Entity or an Expedia Entity, respectively.

7.4                                 Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number or person as a Party may designate by notice to the other Parties):

(a)                                  if to IAC:

IAC/InterActiveCorp
152 West 57th Street
New York, NY 10019
Attention:  General Counsel
Facsimile No.:  (212) 632-9642

with copies to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:  Michael S. Katzke, Esq.
Facsimile No.:  (212) 403-2345

(b)                                 if to Expedia:

Expedia, Inc.
3150 139th Ave SE
Bellevue, WA 98005
Attention:  General Counsel
Fax:  (425) 679-7251

7.5                                 Incorporation of Separation Agreement Provisions.  The following provisions of the Separation Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein mutatis mutandis (references in this Section 7.5 to an “Article” or “Section” shall mean Articles or Sections of the Separation Agreement, and references in the material incorporated herein by reference shall be references to the Separation Agreement):  Article VII (relating to Survival and Indemnification); Article XI (relating to Further Assurances); Article IX (relating to Exchange of Information; Confidentiality); Article X (relating to Dispute Resolution); Article XIII (relating to Sole Discretion of IAC; Termination); Article XIV (relating to Miscellaneous).

IN WITNESS WHEREOF, the Parties have caused this Employee Matters Agreement to be duly executed as of the day and year first above written.

IAC/INTERACTIVECORP

By:	/s/ Gregory R. Blatt
Name: Gregory R. Blatt
Title: Executive Vice President

EXPEDIA, INC.

By:	/s/ Keenan M. Conder
Name: Keenan M. Conder
Title: Senior Vice President